As filed with the Securities and Exchange Commission on March 8, 2021

Registration No. 333-244359

Registration No. 333-231371

Registration No. 333-219821

Registration No. 333-204668

Registration No. 333-188485

Registration No. 333-173925

Registration No. 333-159026

Registration No. 333-143069

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-244359

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-231371

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-219821

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-204668

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-188485

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-173925

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-159026

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-143069

UNDER

THE SECURITIES ACT OF 1933

Genesis Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3934755
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

101 East State Street

Kennett Square, Pennsylvania 19348

(610) 444-6350

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Michael S. Sherman

Senior Vice President, General Counsel, Secretary and Assistant Treasurer

101 East State Street

Kennett Square, Pennsylvania 19348

(610) 444-6350

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Brian V. Breheny

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

(202) 371-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments filed by Genesis Healthcare, Inc., a Delaware corporation (“Genesis” or the “Registrant”), deregister all shares of Genesis’ Class A common stock, $0.001 par value per share (the “Shares”), remaining unsold or otherwise unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8 (No. 333-244359), which was filed with the Commission on August 11, 2020, registering Shares issuable under Genesis’ 2020 Omnibus Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-231371), which was filed with the Commission on May 10, 2019, registering Shares issuable under Genesis’ Amended and Restated 2015 Omnibus Equity Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-219821), which was filed with the Commission on August 9, 2017, registering Shares issuable under Genesis’ Amended and Restated 2015 Omnibus Equity Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-204668), which was filed with the Commission on June 3, 2015, registering Shares issuable under Genesis’ 2015 Omnibus Equity Incentive Plan.
•

Registration Statement on Form S-8 (No. 333-188485), which was filed with the Commission on May 9, 2013, registering Shares issuable under Genesis’ Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan;

•

Registration Statement on Form S-8 (No. 333-173925), which was filed with the Commission on May 4, 2011, registering Shares issuable under Genesis’ Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan;

•

Registration Statement on Form S-8 (No. 333-159026), which was filed with the Commission on May 7, 2009, registering Shares issuable under Genesis’ Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan; and

•

Registration Statement on Form S-8 (No. 333-143069), which was filed with the Commission on May 17, 2007, registering Shares issuable under Genesis’ Skilled Healthcare Group, Inc. 2007 Incentive Award Plan.

In connection with that certain investment agreement, dated March 2, 2021, by and among Genesis, FC-GEN Operations Investment, LLC, and ReGen Healthcare, LLC (the “Investment Agreement”), Genesis is terminating all offers and sales of its securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements.

Accordingly, pursuant to the undertakings made by Genesis contained in each of the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that remain unsold or unissued at the termination of the offerings, Genesis hereby amends the Registration Statements by deregistering all Shares that remain unsold or unissued under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, Genesis certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused each of these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Kennett Square, State of Pennsylvania, on March 8, 2021.

GENESIS HEALTHCARE, INC.

By:	/s/ Michael Berg
Name: Michael Berg
Title: Assistant Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.